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                                                                    Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-54584 and 333-54582) of ActiveIQ Technologies, Inc. (FKA: Meteor Industries, Inc.) of our report dated October 12, 2001 relating to the financial statements which appear in this Form 8-K/A.


                                               s/ Virchow, Krause & Company, LLP


Minneapolis, Minnesota
November 13, 2001